Exhibit 99.1

Investor Contact:	Company Contact:
Andrew Blazier, Senior Associate	Thomas W. Bennet, Jr., CFO
Sharon Merrill	(978) 970-5600
(617) 542-5300	tbennet@trcsolutions.com
trr@investorrelations.com

TRC Announces Second-Quarter Fiscal 2016 Financial Results
Company delivers strong performance on top of transformative acquisition
Second-Quarter FY 2016 Vs. Second-Quarter FY2015 Highlights

•	NSR[1] up 12% to $111.4 million

•	Operating income of $6.7 million; Adjusted operating income[2] up 16% to $7.9 million

•	EBITDA of $9.5 million, Adjusted EBITDA[2] up 13% to $10.7 million

•	Net income of $3.9 million; Adjusted net income[2] up 30% to $5.2 million

•	Diluted EPS of $0.13; Adjusted diluted EPS[2] up 31% to $0.17

Lowell, MA, February 3, 2016 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, environmental consulting and construction-management services to the energy, environmental, infrastructure and pipeline markets, today announced financial results for the fiscal second quarter ended December 25, 2015.

“During our second quarter, we delivered strong financial results on top of the transformative acquisition of Willbros Professional Services (WPS), which closed November 30," said Chris Vincze, Chairman and Chief Executive Officer. "NSR, adjusted EBITDA, and adjusted net income were up 12%, 13% and 30%, respectively, compared with the same period of fiscal 2015. Results for the second quarter of fiscal 2016 included one month of performance from the Willbros acquisition."

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

Exhibit 99.1

	Three Months Ended			Six Months Ended
	December 25,	December 26,	%	December 25,	December 26,	%
(In millions, except per share data)	2015	2014	Change	2015	2014	Change

GAAP Results
Net service revenue (1)	$111.4	$99.8	12%	$211.5	$192.5	10%
Acquisition and integration expense	$1.2	$—	N/A	$2.1	$—	N/A
Operating income	$6.7	$6.9	(2)%	$14.4	$12.9	12%
Net income applicable to TRC Companies, Inc.	$3.9	$4.0	(2)%	$8.4	$7.5	13%
Diluted earnings per common share	$0.13	$0.13	—%	$0.27	$0.25	8%

Non-GAAP Results
Adjusted operating income (2)	$7.9	$6.9	16%	$16.5	$12.9	28%
Adjusted net income (2)	$5.2	$4.0	30%	$10.5	$7.5	41%
Adjusted EBITDA (2)	$10.7	$9.5	13%	$21.5	$17.8	21%
Adjusted diluted earnings per common share (2)	$0.17	$0.13	31%	$0.34	$0.25	36%

(1) The Company believes net service revenue (NSR) best reflects the value of services provided and is the most meaningful indicator of revenue performance.

(2) Excludes acquisition and integration expenses of $1.2 million and $2.1 million for the three- and six-month periods ended December 25, 2015.

Comments on the Results

"Overall, our business performed well. In particular, demand for electrical transmission and distribution services resulted in an 11% increase in Energy segment NSR, with segment profit up 17% year over year. In addition, transportation-related spending by our municipal and state clients drove a 26% increase in Infrastructure segment NSR, while project execution and cost control drove a 96% increase in segment profit. In our Environmental segment, a slowdown from certain oil and gas clients and the completion of a large pipeline permitting project led to a 2% decline in NSR and a profit decline of 6%. Even so, other service areas within the Environmental segment remain solid," said Vincze.

Business Outlook

“TRC is the national leader in the environmental permitting of pipeline projects. The acquisition of WPS represents the execution of our strategy to establish a premier pipeline and related facilities engineering, consulting and construction management capability. Now two months after closing, we have functionally integrated our two organizations, migrating the new business onto our payroll system, benefits, IT networks and ERP platform, while building the leading full-service pipeline consulting and engineering company in the nation,” Vincze added.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

"Our strategic growth initiatives are progressing through the first half of fiscal 2016, as demonstrated by our results. Demand for our Energy segment services from our utility clients remains robust. Our Infrastructure segment backlog continues to grow, and the new transportation bill improves the outlook for this segment. Although we expect to see a slowdown from our oil and gas clients, services related to environmental remediation, construction, transaction support, the retirement of coal plants and the need to transport natural gas should contribute to revenue in our Environmental segment going forward. These factors and the need to ensure the integrity of our national pipeline infrastructure also should support our new Pipeline Services segment. We believe the oil and gas market is a good long-term investment, and we have positioned TRC to be a leader in this industry.”

Conference Call Information

TRC will webcast its financial results conference call on Thursday, February 4, 2016 at 9 a.m. ET. To listen to the live webcast and access the accompanying presentation slides, visit the “Investor Center” section of TRC’s website at www.TRCsolutions.com. The call also may be accessed by dialing (877) 407-5790 or (201) 689-8328. A webcast replay will be available on the Company’s website for approximately one year.

About TRC

A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, environmental consulting and construction management firm that provides integrated services to the energy, environmental, infrastructure and pipeline services markets. TRC serves a broad range of commercial, industrial and government clients, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information and updates from the Company, visit TRC's website at www.TRCsolutions.com and follow TRC on Twitter and StockTwits at @TRC_Companies and on LinkedIn.

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC’s future expectations, contain projections of the Company’s future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the uncertainty

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

of TRC’s operational and growth strategies; circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC’s services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; the availability and adequacy of insurance; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See the risk factors and additional discussion in TRC’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, and other factors included from time to time in the Company’s other subsequent filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 25, 2015	December 26, 2014	December 25, 2015	December 26, 2014
Gross revenue	$157,743	$143,228	$293,202	$266,253
Less subcontractor costs and other direct reimbursable charges	46,361	43,390	81,657	73,796
Net service revenue	111,382	99,838	211,545	192,457
Interest income from contractual arrangements	27	22	42	44
Insurance recoverables and other income	1,031	641	1,773	5,485
Operating costs and expenses:
Cost of services (exclusive of costs shown separately below)	93,676	82,599	176,660	163,789
General and administrative expenses	8,046	8,395	15,167	16,433
Acquisition and integration expenses	1,240	—	2,118	—
Depreciation and amortization	2,780	2,641	5,044	4,906
Total operating costs and expenses	105,742	93,635	198,989	185,128
Operating income	6,698	6,866	14,371	12,858
Interest income	137	—	137	—
Interest expense	(461)	(21)	(489)	(52)
Income from operations before taxes	6,374	6,845	14,019	12,806
Income tax provision	(2,439)	(2,848)	(5,596)	(5,328)
Net income	3,935	3,997	8,423	7,478
Net loss applicable to noncontrolling interest	2	5	6	9
Net income applicable to TRC Companies, Inc.	$3,937	$4,002	$8,429	$7,487

Basic earnings per common share	$0.13	$0.13	$0.27	$0.25
Diluted earnings per common share	$0.13	$0.13	$0.27	$0.25

Weighted-average common shares outstanding:
Basic	30,968	30,329	30,805	30,157
Diluted	31,369	30,531	31,347	30,458

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	December 25, 2015	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$9,450	$37,296
Restricted cash	199	122
Accounts receivable, less allowance for doubtful accounts	152,608	138,346
Insurance recoverable - environmental remediation	40,422	40,927
Restricted investments	6,582	6,701
Deferred income tax assets	15,414	16,057
Income taxes refundable	—	412
Prepaid expenses and other current assets	23,902	10,499
Total current assets	248,577	250,360

Property and equipment	71,018	64,594
Less accumulated depreciation and amortization	(48,607)	(50,885)
Property and equipment, net	22,411	13,709
Goodwill	101,697	37,024
Intangible assets, net	51,888	9,304
Long-term deferred income tax assets	2,583	2,867
Long-term restricted investments	17,102	18,385
Long-term prepaid insurance	24,809	25,929
Other assets	23,131	5,303
Total assets	$492,198	$362,881
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$22,242	$50
Current portion of capital lease obligations	33	166
Accounts payable	33,202	31,999
Accrued compensation and benefits	44,858	47,233
Deferred revenue	16,350	10,612
Environmental remediation liabilities	8,673	8,695
Income taxes payable	230	3,271
Other accrued liabilities	46,243	42,170
Total current liabilities	171,831	144,196
Non-current liabilities:
Long-term debt, net of current portion	96,563	55
Income taxes payable and deferred income tax liabilities	1,863	1,647
Deferred revenue	63,567	68,579
Environmental remediation liabilities	450	489
Total liabilities	334,274	214,966
Commitments and contingencies
Equity:
Common stock, $.10 par value; 40,000,000 shares authorized, 31,039,895 and 31,036,413 shares issued and outstanding, respectively, at December 25, 2015, and 30,485,510 and 30,482,028 shares issued and outstanding, respectively, at June 30, 2015	3,104	3,049
Additional paid-in capital	192,847	191,321
Accumulated deficit	(37,510)	(45,939)
Accumulated other comprehensive loss	(83)	(88)
Treasury stock, at cost	(33)	(33)
Total stockholders' equity applicable to TRC Companies, Inc.	158,325	148,310
Noncontrolling interest	(401)	(395)
Total equity	157,924	147,915
Total liabilities and equity	$492,198	$362,881

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995